REGIONS BANK
                                PROMISSORY NOTE


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    Principal          Loan Date        Maturity
   $500,000.00        02-04-2000     02-04-2001
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References  in the  shaded  area for  Lender's  use only  and do not  limit  the applicability of this document to any particular loan or item.
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Borrower:  PETER D ANZO                              Lender:  Regions Bank
           CHRISTINE ANZO                            Forsyth Main Office
           5405 VERNON WALK NW                       PO BOX 1800
           ATLANTA, GA 30327                         515 Atlanta Road
                                                     Cumming, GA 30028


Principal Amount:  $500,000.00                            Initial Rate:  0.750%
Date of Note:  February 4, 2000


PROMISE TO PAY. PETER D ANZO and CHRISTINE ANZO ("Borrower") promise to pay to Regions Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Five Hundred Thousand & 00/100 Dollars ($500,000.00), together with the interest on the principal balance from February 4, 2000, until paid in full.

PAYMENT. Borrower will pay this loan in one principal payment of $500,000.00 plus interest on February 4, 2001. This payment due February 4, 2001, will be for all principal and accrued interest not yet paid. In addition borrower will pay regular quarterly payments of all accrued unpaid interest due as of each payment date, beginning May 4, 2000, with all subsequent interest payments to be due on the same day of each quarter after that. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Regions Financial Corp. Commercial Base Rate (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate charge will not occur more often than each daily. The Index currently is 8.750% per annum. The interest rate to be applied to the unpaid principal balance of the Note will be at a rate equal to the Index, resulting in an initial annual rate of simple interest of 8.750%. NOTICE: Under no circumstances will the interest on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in the Note of any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statements made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower dies or becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of the Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any of the events described in this default section occurs with respect to any guarantor of this Note. (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired. (h) Lender in good faith deems itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid balance on this Note and all accrued unpaid interest immediately due, without notice, and the Borrower will pay that amount. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will also pay Lender that amount. This includes, subject to any limits under applicable law, Lender's, costs of collection, including court costs and fifteen (15%) of the principal plus accrued interest as attorneys' fees, if any sums owing under this Note are collected by or through an attorney-at-law, whether or not there is a law suit, and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law. Borrower also will pay any court costs, in addition to all other sums provided by law. This note has been delivered to Lender and accepted by Lender in the State of Georgia. Subject to the provisions on arbitration, this Note hall be governed by and construed in accordance with the laws of the State of Georgia.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

COLLATERAL. This Note is secured by REAL ESTATE AS DESCRIBED IN DEED TO SECURE DEBT DATED FEBRUARY 4, 2000 TO REGIONS BANK. PROPERTY LYING AND BEING IN LAND LOT 174, 17TH DISTRICT, FULTON COUNTY, GEORGIA, BEING LOT 6A, VERNON WALK SUBDIVISION; 1990 FORD EXPLORER UTILITY, VIN #1FMDU35P8TZB92132; 1997 JAGUAR XK8 CONVERTIBLE VIN #SAJGX2744VC002467; 1995 BMW 740IL 4 DOOR VIN #WBAGJ6323SDH31741.

ARBITRATION. Lender and Borrower agree that all disputes, claims, and controversies between them, whether individual, joint, or class in nature, arising from this Note or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any collateral securing this Note shall constitute a waiver of this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage: obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process a pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing this Note, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing this Note, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statue of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

YEAR 2000 WARRANTY. Borrower warrants and represents that Borrower has (i) undertaken a detailed inventory, review, and assessment of all areas within its business and operations that could be adversely affected by the failure of Borrower to be Year 2000 compliant on a timely basis, (ii) developed a detailed plan and timeline for becoming Year 2000 compliant on a timely basis, (iii) implemented and will continue to implement that plan in accordance with the timeline in all material respects, and (iv) evaluated and will continue to evaluate, by written inquiry to each of its key suppliers, vendors, and customers as to whether such persons will, on a timely basis, be Year 2000 compliant. All hardware, software and equipment utilized by Borrower in conduct of its business ("System") will record, store process, and present calendar dates falling on or after January 1, 2000, and all information pertaining to such calendar dates, in the same manner and with the same functionality as the System does respecting calendar dates falling before December 31, 1999. Further, Borrower warrants and represents that the System has or shall have all appropriate century-aware or Year 2000 compliant data. Borrower also warrants and represents that the data-related user interface functions, data-fields, and data-related program instructions and functions of the System include or shall include the indication of the century.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and other persons who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties waive any right to require Lender to take action against any other party who signs this Note as provided in O.C.G.A. Section 10-7-24 and agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

IN WITNESS WHEREOF, THIS NOTE HAS BEEN SIGNED AND SEALED BY THE UNDERSIGNED, WHO ACKNOWLEDGES A COMPLETED COPY HEROF.

BORROWER:


/s/ Peter D. Anzo                        /s/ Christine Anzo
-----------------                       -------------------
    PETER D ANZO                             CHRISTINE ANZO